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                                                                   Exhibit 10.1
                              FIRST AMENDMENT TO
                    SECURED ADVANCE FACILITY LOAN AGREEMENT


     This FIRST AMENDMENT TO SECURED ADVANCE FACILITY LOAN AGREEMENT (the "First Amendment") is entered into as of this 1st day of July, 1999 (the "First Amendment Date") by and between XYVISION ENTERPRISE SOLUTIONS, INC., a Delaware corporation with its principal office at 30 New Crossing Road, Reading, Massachusetts (the "Borrower"), and Jeffrey L. Neuman as trustee of the Tudor Trust u/d/t December 12, 1997, with an address of 450 North Roxbury Drive, 4th Floor, Beverly Hills, California (the "Lender").

     WHEREAS, the Borrower and the Lender are parties to a Secured Advance Facility Loan Agreement dated December 31, 1998 (the "Agreement"); and

     WHEREAS, the parties hereto desire to make amendments and modifications to the Agreement as provided herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the specific intent to be bound hereby, the Borrower and the Lender hereby agree as follows:

       1. Definitions. Each term in this First Amendment not otherwise defined herein shall be deemed to have the same meaning ascribed to that term in the Agreement.

       2. Amendments to Agreement. The provisions of the Agreement are hereby amended as follows:

         (a) Section 1.9 of the Agreement is amended and restated in its entirety as follows:

           "1.9. Maximum Loan Amount. One Million Seven Hundred Fifty Thousand Dollars ($1,750,000)."
         (b) Section 1.13 of the Agreement is amended and restated in its entirety as follows:

           "1.13. Secured Promissory Note. The secured promissory note dated July 1, 1999 in the amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) executed by the Borrower and delivered to the Lender."

         (c) The first sentence of Section 3.1 of the Agreement is amended and restated in its entirety as follows:

           "All Liabilities shall be paid in full on June 30, 2001, unless declared due and payable earlier by the Lender as set forth herein."
         (d) A new Section 3.4 is hereby added to the Agreement as follows:

            "3.4. Equity Financing. Upon the consummation of an equity financing covering the sale and issuance by the Borrower of shares of its capital stock (the "Financing Stock") which results in aggregate gross proceeds to the Company of not less than $3,000,000 (the "Financing"), the Lender shall, for a period of 180 days following the consummation of the Financing, have the right, which may or may not be exercised at the Lender's sole discretion, (i) to convert $750,000 of the unpaid principal balance of the Liabilities into such number of fully paid and non-assessable shares of Financing Stock as is equal to the quotient obtained by dividing
            (x) $750,000 by (y) the per share sale price of the Financing Stock in the Financing, or (ii) to declare $750,000 of the unpaid principal balance of the Liabilities immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived. The Borrower shall give the Lender at least five days' prior written notice of the consummation of a Financing.

       3. Effective Date. The changes effected by this First Amendment shall be deemed to take effect as of the close of business on July 1, 1999.


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       4. Except as amended hereby, the Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.
              XYVISION ENTERPRISE SOLUTIONS, INC.


                        By: /s/ Kevin J. Duffy
                        ---------------------
                        Name: Kevin J. Duffy
                        Title: President


                        /s/ Jeffrey Neuman
                        ---------------------
                        Jeffrey Neuman as trustee of
                        the Tudor Trust u/d/t
                        December 12, 1997 and not
                        individually


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                            SECURED PROMISSORY NOTE
$1,750,000
Boston, Massachusetts            July 1, 1999

     FOR VALUE RECEIVED, the undersigned XYVISION ENTERPRISE SOLUTIONS, INC., a Delaware corporation with a principal place of business located at 30 New Crossing Road, Reading, Massachusetts (hereinafter, the "Borrower") promises to pay in good U.S. funds to the order of Jeffrey L. Neuman as trustee of the Tudor Trust u/d/t dated December 12, 1997 (hereinafter, with any subsequent holder, the "Lender"), at the Lender's principal office located at 450 Roxbury Drive, Beverly Hills, California, the Liabilities then outstanding under the loan made by the Lender to the Borrower pursuant to that certain Secured Advance Facility Loan Agreement executed between the Borrower and the Lender dated December 31, 1998, as amended (the "Agreement"). Advances made pursuant to the Agreement shall bear interest at the rate of eight (8) percent per annum and after any Default at the rate of twelve (12) percent per annum, calculated based upon a 360-day year and actual day months.

     Interest at the rate set forth above shall be paid on the first day of each calendar quarter in arrears on the outstanding principal amount of Advances made under the Agreement, all as provided in Section 3.2 of the Agreement. Unless a Default under the Agreement shall have occurred earlier, the principal balance of this Note shall be due and payable in full on June 30, 2001.

     To secure the obligations of the Borrower under this Note, the Lender has been granted a security interest in substantially all of the Borrower's presently existing and hereafter acquired property pursuant to that certain Security Agreement executed between the Borrower and the Lender dated December 31, 1998 (the "Security Agreement"). All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Security Agreement.

     No delay or omission by the Lender in exercising or enforcing any of the Lender's powers, rights, privileges, remedies or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion.

     After demand by the Lender, the Borrower will pay on demand all reasonable attorneys' fees and out-of-pocket expenses incurred by the Lender in recovering the amounts due to the Lender by the borrower hereunder.

     This Note shall be binding upon the Borrower and upon its heirs, successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

     This Note shall be governed by the laws of the Commonwealth of Massachusetts and shall take effect as a sealed instrument.


           XYVISION ENTERPRISE SOLUTIONS, INC.


                     By: /s/ Kevin J. Duffy
                     ---------------------
                     Kevin J. Duffy
                     President


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